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                                                                 Exhibit 23.2(b)

                         CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 18, 2002 relating to the balance sheet of Altamonte Tan, Inc. as of December 31, 2001 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. We also consent to the reference to our firm under the caption "Experts" in such registration statement.



/s/ Tedder, James, Worden & Associates, P.A.



Tedder, James, Worden & Associates, P.A.
Orlando, Florida

January 8, 2003